Exhibit (a)

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

GLOBAL EQUITY/CURRENCY FUND, INC.

           Global Equity/Currency Fund, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, hereby certifies as follows:

           A.      The original Articles of Incorporation of the Corporation were filed with the Maryland State Department of Assessments and Taxation on January 27, 2004. The Corporation desires to amend and restate its Charter.

           B.      These Articles of Amendment and Restatement were duly approved by written consent action of the sole member of the Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

           C.      These Articles of Amendment and Restatement set forth all of the provisions of the Charter of the Corporation as currently in effect and as herein amended.

           D.      The current address of the principal office of the Corporation in Maryland and the name and address of its current resident agent are set forth in ARTICLE IV, below.

           E.      Articles FIRST through Articles TENTH of the original Articles of Incorporation are hereby deleted and new Articles I through IX are inserted in lieu thereof as follows:

ARTICLE I

           The UNDERSIGNED, Janna Manes, whose address is 180 Maiden Lane, New York, New York 10038, being at least eighteen years of age, hereby forms a corporation under the Maryland General Corporation Law.

ARTICLE II

NAME

           The name of the corporation is "Lazard Global Total Return and Income Fund, Inc." (hereinafter referred to as the "Corporation").

ARTICLE III

PURPOSE AND POWER

           The purposes for which the Corporation is formed are (i) to conduct and carry on the business of a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and (ii) to engage in all other lawful business or activity, whether or not related to the business described elsewhere in the Charter or to any other business at the time or theretofore engaged in by the Corporation. The Corporation shall have all of the powers granted to corporations by the Maryland General Corporation Law now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

           The post office address of the principal office of the Corporation within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202, in care of The Corporation Trust Incorporated. The name and address of the resident agent of the Corporation within the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE V

STOCK

           (1)      The total number of shares of stock that the Corporation has authority to issue is five hundred million (500,000,000) shares, all of which are of a par value of one tenth of one cent ($.001) per share, with an aggregate par value of five hundred thousand dollars ($500,000.00), and all of which are initially classified as "Common Stock".

           (2)      The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. The holder of a fractional share shall not, however, have any right to receive a certificate evidencing it.

           (3)      All persons who shall acquire shares of stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation.

           (4)      No holder of shares of stock of the Corporation by virtue of being such a holder shall have any preemptive or other right to purchase or subscribe for any shares of the Corporation's stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

           (5)      The Board of Directors shall, from time to time, have authority by resolution to classify or reclassify, as the case may be, any authorized but unissued shares of stock of the Corporation by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock.

           (6)      A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

           (7)      The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

           (8)      No stockholder shall be entitled to exercise the rights of an objecting stockholder under Subtitle 2 of Title 3 of the Maryland General Corporation Law, or any successor statutory provision with respect to objecting stockholders.

           (9)      Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter.

           (10)      The Corporation may, but shall not be obligated to, issue certificates representing shares of stock. At the time of issuance or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law and the Maryland Uniform Commercial Code - Investment Securities.

ARTICLE VI

BOARD OF DIRECTORS

           (1)      The number of directors constituting the Board of Directors shall initially be one (1). This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law nor more than twenty-five (25). The name of the initial director who shall serve until his successors are elected and qualified is: Brian D. Simon.

           (2)      Beginning with the first annual meeting of stockholders of the Corporation held after the initial public offering of the shares of the Corporation (the "first annual meeting") and if at such time, the number of directors shall be three (3) or more, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. At the first annual meeting, directors of Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders, directors of Class II shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders subsequent to their election, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

           (3)      A director of the Corporation may be removed from office only for cause and then only by vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast for the election of directors.

           (4)      In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

(i) To exclusively make, alter or repeal the By-Laws of the Corporation, except as otherwise required by the 1940 Act.

(ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any book, account or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

(iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

(iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

(v) To establish the basis or method for determining the value of the assets and the amount of the liabilities of the Corporation and the net asset value of each share of the Corporation's stock.

(vi) To determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

(vii) In addition to the powers and authorities granted in the Charter and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, the Charter and the By-Laws of the Corporation.

           (5)      Any determination made in good faith, and in accordance with the Charter, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the determination of the net asset value of shares of any class of the Corporation's stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its stock, past, present and future, and shares of the stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Charter shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts.

           (6)      Subject to applicable requirements of the 1940 Act, the Corporation elects, at such time as it becomes eligible to do so pursuant to Subtitle 8 of Title 3 of the Maryland General Corporation Law, to be subject to the provisions of Section 3-804(c) of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

           (1)      To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no current or former director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

           (2)      The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification and advancement of expenses of directors are permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law. This indemnification applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

           (3)      No provision of the Charter shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

           (4)      References to the Maryland General Corporation Law in this Article VII are to that law as from time to time amended. No amendment to the Corporation's Charter shall affect any right of any person under this Article VII based on any event, omission or proceeding prior to such amendment.

ARTICLE VIII

STOCKHOLDER VOTE

           (1)      Notwithstanding any other provision of the Charter, the affirmative vote of the holders of eighty percent (80%) of the votes entitled to be cast thereon by stockholders of the Corporation, in addition to the affirmative vote of eighty percent (80%) of the entire Board of Directors, shall be required to advise, approve, adopt or authorize any of the following:

(i) any amendment to the Charter to make the Corporation's shares "redeemable securities", to amend the first sentence of Article III, or to convert the Corporation from a "closed-end company" to an "open-end company" (as such terms are defined in the 1940 Act);

(ii) unless the 1940 Act or federal law requires a lesser vote notwithstanding this Article VIII, any stockholder proposal regarding the Corporation's investment objective or specific investment restrictions, policies or decisions made or to be made with respect to the Corporation's assets as to which stockholder approval is required under federal or Maryland law;

(iii) the voluntary liquidation or dissolution of the Corporation, or an amendment to the Charter to terminate the Corporation's existence;

(iv) a merger, consolidation, or statutory share exchange of the Corporation with or into another person;

(v) issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (a) issuances or transfers of debt securities of the Corporation, (b) sales of securities of the Corporation in connection with a public offering, (c) issuances of securities of the Corporation pursuant to a dividend reinvestment and/or cash purchase plan adopted by the Corporation, (d) issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation, and (e) portfolio transactions effected by the Corporation in the ordinary course of business; or

(vi) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business.

           However, the stockholder vote described in Paragraph (1) of this Article VIII will not be required with respect to the foregoing transactions (other than those set forth in (ii) above) if they are approved by a vote of eighty percent (80%) of the Continuing Directors (as defined below). In that case, (i) if Maryland law requires stockholder approval, the affirmative vote of a majority of the votes entitled to be cast shall be required, and (ii) if Maryland law does not require stockholder approval, no stockholder approval will be required.

(i) "Continuing Director" means any member of the Board of Directors of the Corporation who has been a member of the Board of Directors since April 1, 2004, or who has subsequently become a member of the Board of Directors and whose election is approved or recommended by a majority of the Continuing Directors then on the Board of Directors.

           (2)      For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General Corporation Law and the By-Laws of the Corporation.

ARTICLE IX

AMENDMENTS

           (1)      The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock of the Corporation by classification, reclassification or otherwise.

           (2)      In addition to the voting requirements imposed by law or by any other provision of the Charter, the provisions set forth in this Article IX, the provisions of Section (1) setting forth the maximum number of Directors and of Sections (2) and (3) of Article VI, the provisions of Article VII, and the provisions of Article VIII may not be amended, altered or repealed in any respect, nor may any provision inconsistent with the above provisions be adopted, unless such action is advised by eighty percent (80%) of the entire Board of Directors and approved by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by stockholders of the Corporation.

           IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its undersigned President and witnessed by its undersigned Assistant Secretary, and the said officers acknowledge these Articles of Amendment and Restatement to be the corporate act of the Corporation, and state under penalties of perjury that to the best of their knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

Dated: February 6, 2004

Global Equity/Currency Fund, Inc. By: /s/ Brian D. Simon Name: Brian D. Simon Title: President

Witness

/s/ David A Kurzweil
Name: David A Kurzweil
Title: Assistant Secretary